Exhibit 10.1
FORM OF DIRECTOR INDEMNIFICATION AGREEMENT
          This AGREEMENT (the “Agreement”) effective as of July __, 2006 (the “Effective Date”), between PolyMedica Corporation, a Massachusetts corporation (the “Company”), and _______________. (the “Indemnitee”).
          WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and
          WHEREAS, the Indemnitee is a director or officer of the Company; and
          WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment; and
          WHEREAS, as of the Effective Date the Company is subject to the provisions of the new Massachusetts Business Corporation Act (the “Act”); and
          WHEREAS, in recognition of the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner, and in part to provide the Indemnitee with specific contractual assurance that all protections permitted by the Act will be available to the Indemnitee, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement; and
          WHEREAS, the Board of Directors of the Company wishes to provide the Indemnitee with rights to indemnification to the fullest extent permitted by the Act and as set forth in this Agreement and has approved this Agreement for the purposes of the Act, including for the purpose of obligating the Company in advance of any act or omission giving rise to a proceeding to provide indemnification;
          NOW, THEREFORE, in consideration of the premises and of the Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:
     1.      Basic Indemnification Arrangement.
     (a)      The Company shall indemnify the Indemnitee against all Expenses (as defined below) and liabilities, including amounts paid in satisfaction of judgments, in compromise or settlement, or as fines and penalties (“Liabilities”), paid or incurred by the Indemnitee in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal (a “Proceeding”), in which the Indemnitee may be involved as, or with which the Indemnitee was, is or is threatened to be made, while in office or thereafter, a defendant or respondent, by reason of the Indemnitee’s (i) being or having been a director of the Company or (ii) while a director of the Company, serving or having served, at the request of the Company, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, provided Indemnitee (A)(x) conducted himself in good faith, (y) reasonably believed that his conduct was in the best interests of the Company or was at least not opposed to the best interest of the Company, and (z) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, or (B) engaged in conduct for which he shall not be liable under the Company’s Articles of Organization, as amended from time to time, as authorized by Section 2.02(b)(4) of the Act or any successor provision to such Section. As used herein, “Expenses” shall mean and include attorneys’ fees, retainers, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery services fees and any other disbursements or expenses in each case reasonably incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Proceeding.
     (b)      If so requested by the Indemnitee, the Company shall advance (within five business days of such request) any and all Expenses to the Indemnitee (an “Expense Advance”) upon receipt by the Company of (i) a written affirmation of the Indemnitee’s good faith belief that he has met the standard of conduct described in Section 1(a) hereof or in the Act or any successor provision of Massachusetts law or that the proceeding involves conduct for which liability has been eliminated under a provision of the Company’s Articles of Organization, as amended from time to time, as authorized by the Act or any successor provision of Massachusetts law, and (ii) a written undertaking by the Indemnitee to repay the Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification in accordance with the provisions of this Agreement, or the Act or any successor thereto (which undertaking shall constitute a general obligation of the Indemnitee, but shall not be secured and shall be accepted without referral to the Indemnitee’s financial ability to make repayment).
          2.      Enforcement. Indemnitee’s right to indemnification shall be enforceable by Indemnitee in any court of competent jurisdiction and shall be enforceable notwithstanding any adverse determination by the Company or on its behalf with respect to the Indemnitee’s right to indemnification with respect to any Proceeding absent a final order by a court of competent jurisdiction from which there is no further right of appeal setting forth an express finding that the Indemnitee is not entitled to indemnification. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Indemnitee did not meet the standard of conduct described in Section 1(a) hereof or was otherwise not entitled to indemnification hereunder. In any action in which Indemnitee seeks indemnification, the Company shall have the burden of proving that indemnification is not required under the Agreement.
          3.      Other Expenses. The Company shall be liable to and shall pay the Indemnitee for any and all expenses (including attorneys’ fees) which are incurred by the Indemnitee in connection with any action brought by the Indemnitee (i) for indemnification of liabilities or advancement or payment of Expenses by the Company under this Agreement or any other agreement, Company’s By-Law or provision of the Company’s Articles of Organization now or hereafter in effect relating to indemnification, (ii) for recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be, and/or (iii) otherwise in connection with any Proceeding, provided that any such action with respect to which Indemnitee is seeking indemnification pursuant to this clause (iii) shall have been approved by the Board of Directors of the Company prior to the initiation thereof. If requested by the Indemnitee, the Company shall promptly advance (but in no event more than five business days after receiving such request) any such expenses to the Indemnitee.
          4.      Partial Indemnity, Etc. Without limiting any of the rights of the Indemnitee to indemnification hereunder, if the Indemnitee is entitled under any provision of this Agreement to indemnification or payment by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of any threatened, pending or completed action, suit or proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify or pay the Indemnitee for the portion thereof to which the Indemnitee is entitled.
          5.      Nonexclusivity, Etc. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by applicable law and the Company’s Articles of Organization or By-Laws, each as amended from time to time, and the rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under the Company’s Articles of Organization or By-Laws, each as amended from time to time, the Act or otherwise. To the extent that a change in the Company’s Articles of Organization, its By-Laws, the Act (whether by statute or judicial decision) or any other law (common or statutory) permits greater indemnification by agreement than would be afforded currently under the Company’s By-Laws or this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Massachusetts corporation to indemnify a member of its board of directors, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement or the Company’s Articles of Organization or By-Laws shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
          6.      Liability Insurance. The Company hereby represents and warrants that it maintains an insurance policy or policies providing directors’ and officers’ liability insurance identified in Exhibit A, that such policy or policies have coverage amounts set forth in Exhibit A hereto, and that such policy or policies are in full force and effect as of the date hereof. The Company covenants that for so long as the Indemnitee shall serve as a director of the Company and thereafter for a period of six years, the Company shall maintain in full force and effect such policy or policies or a substitute policy or policies issued by one or more reputable insurers providing in all material respects coverage at least comparable to the policy or policies identified and described in Exhibit A. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Board of Directors of the Company reasonably determines in good faith that (i) such insurance is not reasonably available, (ii) the premium costs for such insurance are too high in light of the benefits provided by such coverage, (iii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or (iv) the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.
          7.      Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
          8.      Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
          9.      No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee in connection with any threatened, pending or completed action, suit or proceeding to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, By-Law or otherwise) of the amounts otherwise indemnifiable hereunder.
          10.     Notice. All notices, requests, consents or other communications under this Agreement shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by overnight prepaid courier, or by facsimile (receipt confirmed) to:

if to the Company:	PolyMedica Corporation 701 Edgewater Drive, Suite 360 Wakefield, MA 01880 Attention: General Counsel Facsimile: (781) 486-8111

if to the	[Indemnitee Name]
Indemnitee:	[Indemnitee Address]
All such notices, requests, consents and other communications shall be deemed to have been duly delivered and received three (3) days following the date on which mailed, or one (1) day following the date mailed if sent by overnight courier, or on the date on which delivery by hand or by facsimile transmission.
          11.     Binding Effect, Etc. This Agreement shall be effective as of the Effective Date and shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company’s request.

          12.     Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.
          13.     Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed in such Commonwealth without giving effect to the principles of conflicts of laws.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

POLYMEDICA CORPORATION
By:
Name:
Title:

[Indemnitee]